Exhibit 99.1
AVERY DENNISON REPORTS THIRD
QUARTER EARNINGS

Highlights
•	Reported net income per share of $0.59 for the third quarter, down from $0.85 per share last year, due to integration costs and interest expense related to the $1.3 billion acquisition of Paxar and other restructuring charges
➢	Adjusted earnings per share of $1.00, excluding the impact of restructuring and asset impairment charges, transition costs related to the Paxar integration, and other items
•	Net sales increased 19 percent to $1.68 billion

•	On track to achieve estimated $115 to $125 million of annual cost synergies from Paxar integration by end of 2009
     PASADENA, Calif. – October 23, 2007 – Avery Dennison Corporation (NYSE:AVY) today reported net income of $58 million or $0.59 per share, compared with $85 million or $0.85 per share in the prior year. Results included restructuring and asset impairment charges, transition costs associated with the integration of Paxar, and other items totaling $0.41 and $0.13 in the third quarters of 2007 and 2006, respectively. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)
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     Net sales from continuing operations for the third quarter were $1.68 billion, up approximately 19 percent from $1.42 billion for the same quarter last year. Sales before the impact of acquisitions, divestitures and foreign currency translation were essentially unchanged from prior year.
     “Weaker retail demand in the U.S. affected sales growth in our office products and retail information services businesses,” said Dean A. Scarborough, president and chief executive officer of Avery Dennison. “While core volumes continue to grow overall, heightened competitive pressure in pressure sensitive-materials negatively impacted price and mix during the quarter. “
     “In the face of these more challenging market conditions, we are taking a number of steps to drive productivity improvement and increase the top line,” he added. “We are intensifying our efforts to find operational efficiencies and reduce costs. We are also partnering with customers to develop creative solutions to help them grow, tripling the number of Horizon 1 growth projects that could generate substantial revenue gains.”
     “We remain on track to achieve targeted cost synergies through the integration of Paxar with Retail Information Services,” Scarborough said. “We have completed the planning phase and are executing the integration of the two companies. These actions include the elimination of Paxar headquarter costs and the closure of two facilities in Mexico by the end of this year. With the execution of synergy plans well underway, we are now shifting the focus to accelerating top line growth.”
     “While we are experiencing some current headwinds from weak retail markets in the U.S. and a softening of demand in Europe, Avery Dennison remains well positioned for the future with strong brands, leading market share and relative
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economies of scale,” he said. “Emerging markets and radio frequency identification are two of our most significant growth opportunities. The Paxar acquisition significantly increases our presence in the RFID market. We estimate about $50 million in sales from RFID related products next year.”
Additional Third Quarter Financial Highlights
(For a more detailed presentation of the Company’s results for the quarter, see Third Quarter 2007 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)
•	Core unit volume growth of approximately 1.5 percent was offset by negative changes in pricing and product mix.

•	Operating margin (GAAP basis) was 3.9 percent, compared to 7.4 percent for the same period last year. Excluding interest expense, the effect of transition costs associated with the Paxar integration, restructuring and asset impairment charges and other items, operating margin was 9.0 percent, compared to 9.7 percent for the previous year. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)

•	The effective tax rates for the quarter and year-to-date were 11.4 percent and 19.1 percent, respectively, affected in the quarter by geographic income mix associated with Paxar integration costs, restructuring, and asset impairment charges. Reflecting this geographic income mix and tax planning benefits, the Company now expects its full year 2007 tax rate to be in the range of 18 percent to 20 percent, which is lower than its previous guidance. The Company believes the revised outlook for its full year tax rate will be sustainable for at least the next few years.
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Segment Highlights
(See Attachment A-4: “Preliminary Supplementary Information, Reconciliation of GAAP to Non-GAAP Supplementary Information” for adjusted operating margins included below.)
•	Pressure-sensitive Materials reported sales of $868 million, up 5 percent from the prior year. Organic sales growth for the segment was approximately 1 percent.

Segment operating margin (GAAP basis) was 7.8 percent, compared to 10.1 percent for the same period last year. Before restructuring and asset impairment charges, operating margin declined 80 basis points to 9.4 percent.

•	Retail Information Services sales grew 136 percent to $388 million, or about 1 percent before the benefits from the Paxar acquisition and currency translation. Growth of the core business slowed for the quarter due to the decline in tag orders for apparel shipped to North American retailers and brand owners, reflecting a weak domestic retail environment.

Segment operating margin (GAAP basis) was (3.7) percent, compared to 4.2 percent for the same period last year. Before restructuring and asset impairment charges and transition costs associated with the Paxar integration, operating margin declined 290 basis points to 3.5 percent.

•	Office and Consumer Products sales declined 5 percent to $267 million. Organic sales decline for the segment was approximately 7 percent, reflecting the effect of exiting a product line, as well as a slow back-to-school season.
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Segment operating margin (GAAP basis) was 18 percent, compared to 15.9 percent for the same period last year. Before restructuring and other charges, operating margin increased 220 basis points to 18.2 percent.
Outlook for the Year
     Reflecting third quarter results and the Company’s current outlook for the fourth quarter, Avery Dennison announced that it expects earnings per share for 2007, before restructuring charges and Paxar integration costs, to be in the range of $3.75 to $3.85.
     The Company’s earnings expectations reflect an assumption of reported revenue growth in the range of 12.5 to 13.5 percent, including an 8 percent contribution from the Paxar acquisition (net of divestitures), and an estimated 4 to 4.5 percent benefit from currency translation.
(For a more detailed presentation of the Company’s assumptions underlying its 2007 earnings expectations, see Third Quarter 2007 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)
Note: Throughout this release, all calculations of amounts on a per share basis reflect fully diluted shares outstanding.
     Avery Dennison is a global leader in pressure-sensitive labeling materials, retail tag, ticketing and branding systems, and office products. Based in Pasadena, Calif., Avery Dennison is a FORTUNE 500 Company with 2006 sales of $5.6 billion. Following the acquisition of Paxar in 2007, Avery Dennison employs more than
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30,000 individuals in 51 countries worldwide, who develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by Avery Dennison include: Fasson brand self-adhesive materials; Avery Dennison and Paxar brand products for the retail and apparel industries; Avery brand office products and graphics imaging media; specialty tapes, peel-and-stick postage stamps, and labels for a wide variety of automotive, industrial and durable goods applications.
# # #
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
     Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions, including synergies expected from the integration of the Paxar business in the time and at the cost anticipated; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; selling prices; business mix shift; credit risks; ability of the Company to obtain adequate financing arrangements; fluctuations in interest rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including the Australian Competition and Consumer Commission investigation into industry competitive practices, and any related proceedings or lawsuits pertaining to this investigation or to the subject matter thereof or of the concluded investigations by the U.S. Department of Justice (“DOJ”), the European Commission, and the Canadian Department of Justice (including purported class actions seeking treble damages for alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, natural disasters; and other factors.
     The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products; (2) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher raw material and energy-related costs can be passed on to customers through selling price increases (and previously implemented selling price increases can be sustained), without a significant loss of volume; (4) potential adverse developments in legal proceedings and/or investigations regarding competitive activities, including possible fines, penalties, judgments or settlements; and (5) the ability of the Company to achieve and sustain targeted cost reductions, including expected synergies associated with the Paxar acquisition.

     For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Form 10-K, filed on February 28, 2007, with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the 3rd Quarter conference call with analysts, visit the Avery Dennison Web site at
www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

		(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 29, 2007	Sep. 30, 2006	Sep. 29, 2007	Sep. 30, 2006

Net sales	$1,680.4	$1,417.6	$4,593.8	$$4,164.5
Cost of products sold	1,214.8	1,026.9	3,354.0	3,025.6

Gross profit	465.6	390.7	1,239.8	1,138.9
Marketing, general & administrative expense	330.4	252.6	849.5	748.7
Interest expense	35.7	14.1	70.9	42.2
Other expense, net(1)	33.6	19.5	43.2	31.1

Income from continuing operations before taxes	65.9	104.5	276.2	316.9
Taxes on income	7.5	19.2	52.8	66.3

Income from continuing operations	58.4	85.3	223.4	250.6
(Loss) income from discontinued operations, net of taxes	—	(0.3)	—	15.1

Net income	$58.4	$85.0	$223.4	$265.7

Per share amounts:
Net income per common share, assuming dilution
Continuing operations	$0.59	$0.85	$2.26	$2.50
Discontinued operations	—	—	—	0.15

Net income per common share, assuming dilution	$0.59	$0.85	$2.26	$2.65

Average common shares outstanding, assuming dilution	98.9	100.5	98.9	100.4

Common shares outstanding at period end	98.3	100.2	98.3	100.2

(1)	Other expense for the third quarter of 2007 includes $28.8 of asset impairment charges, restructuring costs and lease cancellation charges and $4.8 of certain non-recurring financing costs.

Other expense for the third quarter of 2006 includes $13 related to environmental remediation costs, $6.1 of restructuring costs and asset impairment charges and miscellaneous taxes of $.4 related to a divestiture.

Other expense, net, for 2007 YTD includes $41.3 of asset impairment charges, restructuring costs and lease cancellation charges, $4.8 of certain non-recurring financing costs and $.3 of expenses related to a divestiture, partially offset by a reversal of ($3.2) related to a patent lawsuit.

Other expense, net, for 2006 YTD includes $19.4 of restructuring costs and asset impairment charges, $13 related to environmental remediation costs, legal accrual related to a patent lawsuit of $.4, miscellaneous taxes of $.4 related to a divestiture and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6).
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. gains on sales of assets, restructuring charges, asset impairments, effects of acquisitions and related costs, etc.), from certain of the Company’s GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company applies a quarterly tax rate to the accounting adjustments in order for the year-to-date tax rate on non-GAAP income to be consistent with the year-to-date GAAP tax rate.
Limitations associated with the use of the Company’s non-GAAP measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, discontinued operations, etc.) from calculations of the Company’s earnings and operating margin; (2) the exclusion of the effects of acquisitions, including integration costs and certain non-recurring financing costs; (3) the exclusion of interest expense from the calculation of the Company’s operating margin; and (4) the exclusion of any mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchase, acquisitions, etc.) for calculation of free cash flow. While some of the items the Company excludes from GAAP measures recur, these items tend to be disparate in amount and timing. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP measures provide information that is useful to the assessment of the Company’s performance and operating trends.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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A-3

AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 29, 2007	Sep. 30, 2006	Sep. 29, 2007	Sep. 30, 2006

Reconciliation of GAAP to Non-GAAP Operating Margin:
Net sales	$1,680.4	$1,417.6	$4,593.8	$4,164.5

Income from continuing operations before taxes	$65.9	$104.5	$276.2	$316.9

GAAP Operating Margin	3.9%	7.4%	6.0%	7.6%

Income from continuing operations before taxes	$65.9	$104.5	$276.2	$316.9

Non-GAAP adjustments:
Restructuring costs	7.5	4.5	10.5	14.6
Asset impairment and lease cancellation charges	12.4	1.6	12.4	4.8
Asset impairment charges — acquisition related (1)	8.9	—	18.4	—
Transition costs associated with Paxar integration (2)	16.0	—	26.2	—
Other (3)	4.8	13.4	1.9	11.7
Interest expense	35.7	14.1	70.9	42.2

Adjusted non-GAAP operating income before taxes and interest expense	$151.2	$138.1	$416.5	$390.2

Adjusted Non-GAAP Operating Margin	9.0%	9.7%	9.1%	9.4%

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net income	$58.4	$85.0	$223.4	$265.7
Non-GAAP adjustments, net of taxes:
Restructuring costs	6.2	3.7	8.6	11.5
Asset impairment and lease cancellation charges	10.2	1.3	10.2	3.8
Asset impairment charges — acquisition related	7.3	—	14.6	—
Transition costs associated with Paxar integration	13.2	—	21.0	—
Other	4.0	8.5	1.8	7.2
Loss (income) from discontinued operations	—	0.3	—	(15.1)

Adjusted Non-GAAP Net Income	$99.3	$98.8	$279.6	$273.1

(continued)
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 29, 2007	Sep. 30, 2006	Sep. 29, 2007	Sep. 30, 2006

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income per common share, assuming dilution	$0.59	$0.85	$2.26	$2.65
Non-GAAP adjustments per share, net of taxes:
Restructuring costs	0.06	0.04	0.09	0.11
Asset impairment and lease cancellation charges	0.11	0.01	0.10	0.04
Asset impairment charges — acquisition related	0.07	—	0.15	—
Transition costs associated with Paxar integration	0.13	—	0.21	—
Other	0.04	0.08	0.02	0.07
(Income) from discontinued operations	—	—	—	(0.15)

Adjusted Non-GAAP income per common share, assuming dilution	$1.00	$0.98	$2.83	$2.72

Average common shares outstanding, assuming dilution	98.9	100.5	98.9	100.4

(1)	2007 QTD includes asset impairment charges primarily related to software assets.
2007 YTD includes asset impairment charges primarily related to software assets.

(2)	2007 QTD includes $14.2 of Paxar integration costs and change-in-control costs reported in marketing, general and administrative expense and $1.8 of inventory step-up impact reported in costs of products sold.
2007 YTD includes $22.9 of Paxar integration costs and change-in-control costs reported in marketing, general and administrative expense and $3.3 of inventory step-up impact reported in costs of products sold.

(3)	2007 QTD includes $4.8 of certain non-recurring financing costs.
2007 YTD includes $4.8 of certain non-recurring financing costs and $.3 of expenses related to a divestiture, partially offset by reversal of an accrual for a patent lawsuit of ($3.2).

2006 QTD includes $13 related to environmental remediation costs and miscellaneous taxes of $.4 related to a divestiture.
2006 YTD includes $13 related to environmental remediation costs, legal accrual related to a patent lawsuit of $.4, miscellaneous taxes of $.4 related to a divestiture and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6).
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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Third Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007(1)	2006(2)	2007	2006

Pressure-sensitive Materials	$868.3	$825.3	$67.8	$83.4	7.8%	10.1%
Retail Information Services	388.4	164.4	(14.5)	6.9	(3.7%)	4.2%
Office and Consumer Products	266.9	281.7	48.0	44.7	18.0%	15.9%
Other specialty converting businesses	156.8	146.2	7.6	5.6	4.8%	3.8%
Corporate Expense	N/A	N/A	(7.3)	(22.0)	N/A	N/A
Interest Expense	N/A	N/A	(35.7)	(14.1)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,680.4	$1,417.6	$65.9	$104.5	3.9%	7.4%

(1) Operating income for the third quarter of 2007 includes $28.8 of asset impairment charges, restructuring costs and lease cancellation charges, $16 of transitions costs associated with Paxar integration and $4.8 of certain non-recurring financing costs; of the total $49.6, the Pressure-sensitive Materials segment recorded $14, the Retail Information Services segment recorded $28, the Office and Consumer Products segment recorded $.5, the other specialty converting businesses recorded $1.5 and Corporate recorded $5.6.
(2) Operating income for the third quarter of 2006 includes $13 related to environmental remediation costs, $6.1 of restructuring costs and asset impairment charges and miscellaneous taxes of $.4 related to a divestiture; of the total $19.5, the Pressure-sensitive Materials segment recorded $.8, the Retail Information Services segment recorded $3.6, the Office and Consumer Products segment recorded $.4, the other specialty converting businesses recorded $1.7 and Corporate recorded $13.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007	2006

Pressure-sensitive Materials
Operating income, as reported	$67.8	$83.4	7.8%	10.1%
Non-GAAP adjustments:
Restructuring costs	3.1	0.8	0.3%	0.1%
Asset impairment charges	10.9	—	1.3%	—

Adjusted non-GAAP operating income	$81.8	$84.2	9.4%	10.2%

Retail Information Services
Operating income, as reported	$(14.5)	$6.9	(3.7%)	4.2%
Non-GAAP adjustments:
Restructuring costs	3.1	3.6	0.8%	2.2%
Asset impairment charges — acquisition related	8.9	—	2.3%	—
Transition costs associated with Paxar integration	16.0	—	4.1%	—

Adjusted non-GAAP operating income	$13.5	$10.5	3.5%	6.4%

Office and Consumer Products
Operating income, as reported	$48.0	$44.7	18.0%	15.9%
Non-GAAP adjustments:
Restructuring costs	0.1	—	—	—
Lease cancellation charges	0.4	—	0.2%	—
Other	—	0.4	—	0.1%

Adjusted non-GAAP operating income	$48.5	$45.1	18.2%	16.0%

Other specialty converting businesses
Operating income, as reported	$7.6	$5.6	4.8%	3.8%
Non-GAAP adjustments:
Restructuring costs	1.2	0.1	0.8%	0.1%
Asset impairment charges	0.3	1.6	0.2%	1.1%

Adjusted non-GAAP operating income	$9.1	$7.3	5.8%	5.0%

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Nine Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007(1)	2006(2)	2007	2006

Pressure-sensitive Materials	$2,607.6	$2,422.0	$238.6	$226.7	9.2%	9.4%
Retail Information Services	763.8	499.6	(5.7)	35.5	(0.7%)	7.1%
Office and Consumer Products	744.0	787.0	116.8	125.8	15.7%	16.0%
Other specialty converting businesses	478.4	455.9	25.4	16.4	5.3%	3.6%
Corporate Expense	N/A	N/A	(28.0)	(45.3)	N/A	N/A
Interest Expense	N/A	N/A	(70.9)	(42.2)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$4,593.8	$4,164.5	$276.2	$316.9	6.0%	7.6%

(1) Operating income for 2007 includes $41.3 of asset impairment charges, restructuring costs and lease cancellation charges, $26.2 of transition costs associated with Paxar integration, $4.8 of certain non-recurring financing costs and $.3 of expenses related to a divestiture, partially offset by reversal of ($3.2) related to a patent lawsuit; of the total $69.4, the Pressure-sensitive Materials segment recorded $12.8, the Retail Information Services segment recorded $48.1, the Office and Consumer Products segment recorded $1.4, the other specialty converting businesses recorded $1.5 and Corporate recorded $5.6.
(2) Operating income for 2006 includes $19.4 of restructuring costs and asset impairment charges, $13 related to environmental remediation costs, legal accrual related to a patent lawsuit of $.4, miscellaneous taxes of $.4 related to a divestiture and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6); of the total $31.1, the Pressure-sensitive Materials segment recorded $6.9, the Retail Information Services segment recorded $7.9, the Office and Consumer Products segment recorded ($.4), the other specialty converting businesses recorded $2.4 and Corporate recorded $14.3.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007	2006

Pressure-sensitive Materials
Operating income, as reported	$238.6	$226.7	9.2%	9.4%
Non-GAAP adjustments:
Restructuring costs	5.1	5.4	0.2%	0.2%
Asset impairment charges	10.9	1.1	0.4%	—
(Reversal) accrual of a patent lawsuit	(3.2)	0.4	(0.2%)	—

Adjusted non-GAAP operating income	$251.4	$233.6	9.6%	9.6%

Retail Information Services
Operating income, as reported	$(5.7)	$35.5	(0.7%)	7.1%
Non-GAAP adjustments:
Restructuring costs	3.5	7.6	0.5%	1.5%
Asset impairment charges	—	0.3	—	0.1%
Asset impairment charges — acquisition related	18.4	—	2.4%	—
Transition costs associated with Paxar integration	26.2	—	3.4%	—

Adjusted non-GAAP operating income	$42.4	$43.4	5.6%	8.7%

Office and Consumer Products
Operating income, as reported	$116.8	$125.8	15.7%	16.0%
Non-GAAP adjustments:
Gain from curtailment and settlement of a pension obligation	—	(1.6)	—	(0.2%)
Restructuring costs	0.7	0.8	0.1%	0.1%
Lease cancellation charges	0.4	—	0.1%	—
Expenses related to a divestiture	0.3	—	—	—
Other	—	0.4	—	—

Adjusted non-GAAP operating income	$118.2	$125.4	15.9%	15.9%

Other specialty converting businesses
Operating income, as reported	$25.4	$16.4	5.3%	3.6%
Non-GAAP adjustments:
Restructuring costs	1.2	0.8	0.2%	0.2%
Asset impairment charges	0.3	1.6	0.1%	0.3%

Adjusted non-GAAP operating income	$26.9	$18.8	5.6%	4.1%

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
ASSETS	Sep. 29, 2007	Sep. 30, 2006

Current assets:
Cash and cash equivalents	$77.3	$50.8
Trade accounts receivable, net	1,112.4	887.1
Inventories, net	630.9	489.9
Other current assets	241.6	159.5

Total current assets	2,062.2	1,587.3
Property, plant and equipment, net	1,569.0	1,283.1
Goodwill	1,638.6	703.5
Intangibles resulting from business acquisitions, net	320.8	96.9
Other assets	530.9	586.2

	$6,121.5	$4,257.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$1,572.3	$357.0
Accounts payable	660.3	619.0
Other current liabilities	635.0	548.2

Total current liabilities	2,867.6	1,524.2
Long-term debt	755.5	550.7
Other long-term liabilities	600.7	434.9
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	832.3	802.6
Retained earnings	2,238.2	2,082.5
Accumulated other comprehensive income (loss)	30.5	(47.5)
Cost of unallocated ESOP shares	(5.7)	(7.7)
Employee stock benefit trusts	(463.5)	(569.0)
Treasury stock at cost	(858.2)	(637.8)

Total shareholders’ equity	1,897.7	1,747.2

	$6,121.5	$4,257.0

-more-

AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Nine Months Ended
	Sep. 29, 2007	Sep. 30, 2006

Operating Activities:
Net income	$223.4	$265.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	128.8	115.8
Amortization	35.6	32.7
Deferred taxes	2.5	18.3
Asset impairment and net loss (gain) on sale and disposal of assets	36.4	(4.5)
Stock-based compensation	15.5	16.5
Other non-cash items, net	(7.6)	(8.4)

	434.6	436.1
Changes in assets and liabilities, net of effect of business acquisitions and divestitures	(129.0)	(76.2)

Net cash provided by operating activities	305.6	359.9

Investing Activities:
Purchase of property, plant and equipment	(136.3)	(110.6)
Purchase of software and other deferred charges	(39.9)	(24.2)
Payments for acquisitions	(1,285.2)	(13.4)
Proceeds from sale of assets	2.8	1.2
Proceeds from sale of businesses and investments	—	29.5
Other	(0.2)	4.0

Net cash used in investing activities	(1,458.8)	(113.5)

Financing Activities:
Net increase (decrease) in borrowings (maturities of 90 days or less)	1,263.1	(200.8)
Additional borrowings (maturities longer than 90 days)	248.8	—
Payments of debt (maturities longer than 90 days)	(181.9)	(2.3)
Dividends paid	(128.0)	(128.5)
Purchase of treasury stock	(63.2)	—
Proceeds from exercise of stock options, net	34.4	24.4
Other	(2.5)	12.2

Net cash provided by (used in) financing activities	1,170.7	(295.0)

Effect of foreign currency translation on cash balances	1.3	0.9

Increase (decrease) in cash and cash equivalents	18.8	(47.7)

Cash and cash equivalents, beginning of period	58.5	98.5

Cash and cash equivalents, end of period	$77.3	$50.8

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